UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2026

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303A College Road East, Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)
(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On October 18, 2026, each of Kamil Ali-Jackson, Esq., Stephen Glover, Gregory Freitag, J.D., CPA, and Otis Brawley, M.D. notified the Board of Directors (the “Board”) of PDS Biotechnology Corporation (the “Company”) of his or her resignation as a member of the Board, and of each committee of the Board on which he or she served, effective immediately. None of the resignations was the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Election of Directors

Following the resignations, on October 18, 2026, the Board appointed Deborah A. Ramsdell, John A. Dawson CBE and Bruce Wendel (each, a “New Director”) as directors of the Company, effective immediately, to fill three of the four vacancies created by the resignations described above. Ms. Ramsdell was appointed as a Class A director to serve until the 2027 Annual Meeting of Stockholders and until her successor is duly elected and qualified. Mr. Dawson was appointed as a Class B director to serve until the 2029 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Wendel was appointed as a Class C director to serve until the 2028 Annual Meeting of Stockholders and until his successor is duly elected and qualified. In connection with the appointments, the Board fixed the authorized number of directors constituting the entire Board at seven (7) directors.

Deborah A. Ramsdell has more than 35 years of experience in leadership roles at early- and clinical-stage biotechnology companies, with a focus on rare disease drug development. Since August 2026, Ms. Ramsdell has served as Chief Executive Officer of Pluvia Biotech, a privately held clinical-stage company developing a therapy for phenylketonuria. Since 1996, she has been the owner of CMS International, Inc., a healthcare consulting firm. From February 2021 to July 2024, she served as co-founder and Chief Executive Officer of Phoenicis Therapeutics, a privately held clinical-stage biotechnology company, and from January 2013 to May 2020, she served as President and Chief Executive Officer of Valerion Therapeutics, a privately held biotechnology company. Ms. Ramsdell has not served as a director of any public company during the past five years. Ms. Ramsdell holds a B.S. in Biology and an M.Ed. in Special Education from Boston College.

John A. Dawson CBE, age 67, has served as Executive Chair of Virocell Therapeutics, a privately held cell and gene therapy company, since March 2023. Since January 2023, he has served as a non-executive director and chair of the audit and risk committee of Norgine, a privately held specialty pharmaceutical company. Since June 2022, he has served as a non-executive director of Chinese Specialty Pharma Ltd. a privately held specialty pharmaceutical company. From February 2022 to January 2024, Mr. Dawson served as a non-executive director, senior independent director and chair of the audit and remuneration committees of Ergomed plc. From August 2008 to January 2022, he served as Chief Executive Officer of Oxford Biomedica plc, a cell and gene therapy company, and remained a member of its board of directors until May 2022. Other than as described above, Mr. Dawson has not served as a director of any public company during the past five years. Mr. Dawson holds a B.Sc. (Hons) in Mathematics from the University of Swansea and is a member of the Institute of Chartered Accountants in England and Wales.

Bruce Wendel, age 72, served as Chief Business Development Officer for ProMetic Biosciences Ltd., a pharmaceutical development company, from April 2018 to May 2019. He also served as Chief Strategic Officer of Hepalink USA, the U.S. subsidiary of Shenzhen Hepalink Pharmaceutical Company, from July 2012 to July 2018 and as Chief Executive Officer of Scientific Protein Laboratories, LLC from December 2014 to June 2015. Prior to this, having served in roles of increasing responsibility at Abraxis BioScience, LLC, he was appointed Vice Chairman and Chief Executive Officer, overseeing the commercialization of Abraxane® and leading the negotiations that culminated in the acquisition of the company by Celgene Corporation in 2010. He began his 14 years at Bristol-Myers Squibb Company (NYSE:BMY) in 1988 as in-house counsel before shifting to global business and corporate development where he served in roles of increasing responsibility. Subsequently, he was Vice President of Business Development at IVAX Corporation, and at American Pharmaceutical Partners, Inc. From November 2020 to May 2025, he served on the board of directors of GT BioPharma, Inc. (Nasdaq:GTBP), and from June 2016 through May 2021, he served on the board of directors of Verastem, Inc. (Nasdaq:VSTM). He also served as a director of ProMetic Biosciences Ltd. He earned a juris doctor degree from Georgetown University Law School, and a B.S. from Cornell University.

In connection with the foregoing changes to the composition of the Board, the Board reviewed the independence of each member of the Board and affirmatively determined that each non-management member of the Board, including each New Director, qualifies as an independent director under the applicable Nasdaq listing standards.

There is no arrangement or understanding between any New Director and any other person pursuant to which he or she was selected as a director. There is no family relationship between any New Director and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there has been no transaction, and there is no currently proposed transaction, in which the Company was or is to be a participant and in which any New Director had or will have a direct or indirect material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

On October 18, 2026, in connection with his or her appointment, each New Director received, under the Company’s Third Amended and Restated 2014 Equity Incentive Plan and pursuant to the Company's Non-Employee Director Compensation Policy, the terms of which are described under “Director Compensation” in the Company's definitive proxy statement filed with the Securities and Exchange Commission on June 26, 2026, a nonqualified stock option to purchase 22,700 shares of the Company's common stock at an exercise price equal to the closing sale price of the common stock as reported on The Nasdaq Capital Market on October 16, 2026. The option vests in three annual installments of 7,566, 7,567 and 7,567 shares, respectively, on each of the first three anniversaries of the date of grant, subject to the New Director’s continued service as a director of the Company through each such vesting date.

In connection with their appointments, the Company entered into its standard form of indemnification agreement with each New Director. The form of indemnification agreement has previously been filed with the Securities and Exchange Commission.

Committee Assignments

In connection with the appointments of the New Directors, effective October 18, 2026, the Board also reconstituted the membership of its committees as follows:

Committee	Members
Audit Committee	James Banaag (Chair) John Dawson CBE Bruce Wendel
Compensation Committee	Dr. Patrick Soon-Shiong (Chair) James Banaag John Dawson CBE
Nominating and Corporate Governance Committee	Bruce Wendel (Chair) Ilian Iliev, Ph.D. Deborah Ramsdell

The Board has determined that each director appointed to the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Nasdaq Listing Rule 5605(c)(2)(A), and has designated James Banaag as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Item 8.01 Other Events.

On October 20, 2026, the Company issued a press release announcing the resignations of Kamil Ali-Jackson, Esq., Stephen Glover, Gregory Freitag, J.D., CPA and Otis Brawley, M.D. as directors of the Company and the appointments of Deborah A. Ramsdell, John A. Dawson and Bruce Wendel as directors of the Company. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
99.1	Press release dated October 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: October 20, 2026

	By:	/s/	Frank Bedu-Addo, Ph.D.
	Name:		Frank Bedu-Addo, Ph.D.
	Title:		President and Chief Executive Officer